                                                                    EXHIBIT 99.d

            AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

                              AMENDED AND RESTATED
                              MANAGEMENT AGREEMENT

     This AMENDED AND RESTATED MANAGEMENT AGREEMENT  ("Agreement") is made as of the 29th day of July, 2005 by and between AMERICAN CENTURY  CALIFORNIA  TAX-FREE
AND MUNICIPAL  FUNDS, a Massachusetts  business trust and registered  investment company (the "Company"),  and AMERICAN CENTURY  INVESTMENT  MANAGEMENT,  INC., a
Delaware corporation (the "Investment Manager").

     WHEREAS,  Schedule  C is being  amended to  reflect  the  classes of shares offered by each series of shares of the Company.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   Investment Management Services.  The Investment Manager shall supervise the investments of each series of shares of the Company  contemplated as of the date  hereof,  and such  subsequent  series of shares as the Company  shall select the Investment  Manager to manage. In such capacity,  the Investment
     Manager  shall  maintain  a  continuous  investment  program  for each such series,  determine  what  securities  shall  be  purchased  or sold by each series,  secure and evaluate such  information  as it deems proper and take whatever  action is  necessary  or  convenient  to perform  its  functions, including the placing of purchase and sale orders.

2.   Compliance  with Laws. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Declaration of Trust of the Company as amended from time to time;

     (d)  the By-Laws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   Board  Supervision.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board of Trustees (collectively, the "Board of Directors", and each Trustee individually a "Director") of the Company, its executive committee,  or any committee  or officers of the Company  acting  under the  authority  of the
     Board of Directors.

4.   Payment of Expenses. The Investment Manager will pay all of the expenses of each  series of the  Company's  shares  that it shall  manage,  other  than interest, taxes, brokerage commissions,  portfolio insurance, extraordinary expenses,  the fees and expenses of those Directors who are not "interested persons" as defined in Investment  Company Act (hereinafter  referred to as
     the  "Independent   Directors")  (including  counsel  fees),  and  expenses
     incurred in  connection  with the

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                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

     provision of shareholder  services and  distribution  services under a plan adopted  pursuant  to Rule 12b-1  under the  Investment  Company  Act.  The
     Investment  Manager will  provide the Company with all physical  facilities and  personnel  required  to carry on the  business of each series that the
     Investment Manager shall manage, including but not limited to office space,
     office  furniture,   fixtures  and  equipment,  office  supplies,  computer
     hardware  and  software  and  salaried  and  hourly  paid  personnel.   The
     Investment  Manager may at its expense  employ others to provide all or any part of such facilities and personnel.

5.   Account Fees.  The Board of Directors  may impose fees for various  account services,  proceeds of which may be remitted to the appropriate Fund or the
     Investment  Manager at the discretion of the Board. At least 60 days' prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected series.

6.   Management Fees.

     (a)  In consideration of the services  provided by the Investment  Manager, each  class of a series  of  shares  of the  Company  shall pay to the
          Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.

     (b)  Definitions

          (1)  An  "Investment   Team"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "Investment   Strategy"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "Primary Strategy  Portfolio" is each series of the Company, as well as any  other  series  of any  other  registered  investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,  Inc.
               serves as the distributor;  provided,  however, that a registered investment  company  that invests its assets  exclusively  in the shares of other  registered  investment  companies shall not be a
               Primary   Strategy   Portfolio.   Any  exceptions  to  the  above
               requirements  shall be approved by the Board of  Directors of the
               Company

          (4)  A "Secondary  Strategy  Portfolio" is another  account managed by the  Investment  Manager  that is managed by the same  Investment
               Team as that  assigned to manage any Primary  Strategy  Portfolio that shares the same board of  directors  or board of trustees as the Company. Any exceptions to this requirement shall be approved by the Board of Directors of the Company

          (5)  An "Investment Category" for a series of the Company is the group to which  the  series  is  assigned  for  determining  the  first component of its management fee. Each Primary Strategy  Portfolio is assigned to one of the three Investment  Categories  indicated
               below. The Investment Category  assignments for the series of the
               Company  appear in  Schedule B to this  Agreement.  The assets in each of the Investment Categories  ("Investment Category Assets")
               is determined as follows:

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                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

               a)   Money Market Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy  Portfolios and
                    Secondary Strategy  Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the Investment
                    Company Act.

               b)   Bond Fund  Category  Assets.  The  assets  which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary Strategy  Portfolios that invest primarily in debt securities  and  are not  subject  to Rule  2a-7  under  the
                    Investment Company Act.

               c)   Equity Fund  Category  Assets.  The assets which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary  Strategy  Portfolios  that  invest  primarily  in equity securities.

          (6)  The "Per  Annum  Investment  Category  Fee Dollar  Amount"  for a
               series  is  the  dollar  amount   resulting   from  applying  the
               applicable Investment Category Fee Schedule for the series of the
               Company (as shown on Schedule A) using the applicable  Investment
               Category Assets.

          (7)  The "Per Annum Investment  Category Fee Rate" for a series of the
               Company is the percentage rate that results from dividing the Per
               Annum Investment Category Fee Dollar Amount for the series by the applicable Investment Category Assets for the series.

          (8)  The  "Complex  Assets"  is the  sum of the  assets  in all of the
               Primary Strategy Portfolios.

          (9)  The "Per Annum Complex Fee Dollar Amount" for a class of a series of  the  Company  shall  be  the  dollar  amount  resulting  from application of the Complex Assets to the Complex Fee Schedule for
               the class as shown in Schedule C.

          (10) The "Per Annum  Complex  Fee Rate" for a class of a series of the
               Company is the percentage rate that results from dividing the Per
               Annum  Complex Fee Dollar Amount for the class of a series by the
               Complex Assets.

          (11) The "Per  Annum  Management  Fee Rate" for a class of a series of the Company is the sum of the Per Annum  Investment  Category Fee
               Rate  applicable  to the series and the Per Annum Complex Fee Fee
               Rate applicable to the class of the series.

               (c)  Daily  Management  Fee  Calculation.  For each calendar day, each  class of each  series of shares of the  Company  shall accrue  a  fee  calculated  by  multiplying  the  Per  Annum
                    Management  Fee Rate for that class  times the net assets of the class on that day, and further  dividing that product by
                    365 (366 in leap years).

               (d)  Monthly Management Fee Payment. On the first business day of each  month,  each  class of each  series  of  shares of the
                    Company  shall  pay  the  management  fee to the

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                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

                    Investment  Manager for the previous month.  The fee for the previous month shall be the sum of the Daily  Management Fee
                    Calculations for each calendar day in the previous month.

               (e)  Additional Series or Classes. In the event that the Board of
                    Directors shall determine to issue any additional  series of shares for which it is proposed that the Investment  Manager serve as investment manager,  the Company and the Investment
                    Manager  shall  enter  into an  Addendum  to this  Agreement setting  forth  the  name  of  the  series  or  classes,  as appropriate,  the  Applicable  Fee and such other  terms and conditions  as are  applicable  to the  management  of  such series of shares.

7.   Continuation of Agreement.  This Agreement shall continue in effect, unless sooner terminated as hereinafter  provided,  for a period of two years from the execution  hereof,  and for as long  thereafter as its  continuance  is specifically  approved, as to each series of the Company, at least annually
     (i) by the Board of  Directors  of the Company or by the vote of a majority of the outstanding  voting securities of the Company,  and (ii) by the vote of a majority of the  Directors of the Company,  who are not parties to the agreement  or  interested  persons of any such  party,  cast in person at a meeting called for the purpose of voting on such approval.

8.   Termination.  This Agreement may be terminated, with respect to any series, by the  Investment  Manager at any time  without  penalty  upon  giving the
     Company 60 days' written notice, and may be terminated, with respect to any series,  at any time  without  penalty  by the  Board of  Directors  of the
     Company or by vote of a majority of the  outstanding  voting  securities of such series on 60 days' written notice to the Investment Manager.

9.   Effect of Assignment.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this  purpose  having  the  meaning  defined  in  Section  2(a)(4)  of  the
     Investment Company Act.

10.  Other  Activities.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a Director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

11.  Standard of Care. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.  Separate Agreement.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect,  treat each series of shares of a
     registered   investment   company   as  a  separate   investment   company.
     Accordingly,  the parties hereto hereby  acknowledge and agree that, to the extent deemed  appropriate and consistent with the Investment  Company Act, this Agreement shall be deemed to constitute a separate  agreement  between the Investment  Manager and each series of shares of the Company managed by the Investment Manager.

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                        AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS

13.  Use of the Name "American  Century".  The name  "American  Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive  license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive  license may be revoked by ACPH in its  discretion  if  ACPH,  the  Investment  Manager,  or a  subsidiary  or affiliate  of either of them is not employed as the  investment  adviser of each series of shares of the Company. In the event of such revocation,  the
     Company and each series of shares thereof using the name "American Century"
     shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their  respective  duly  authorized  officers  as of the day and  year  first written above.

Attest:                                 American Century California Tax-Free
                                         and Municipal Funds

/s/ Ward D. Stauffer                    /s/ Charles A. Etherington
-------------------------------------   -------------------------------------
Ward D. Stauffer                        Charles A. Etherington
Secretary                               Vice President

Attest:                                 American Century Investment Management, Inc.

/s/ Ward D. Stauffer                    /s/ William M. Lyons
-------------------------------------   -------------------------------------
Ward D. Stauffer                        William M. Lyons
Secretary                               President

                                                                          Page 5

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS   SCHEDULE A: CATEGORY FEE SCHEDULES
---------------------------------------------------------------------------------------------

                                   Schedule A

                        Investment Category Fee Schedules

MONEY MARKET FUNDS

====================== =========================================================
                                            Rate Schedules
Category Assets        Schedule 1   Schedule 2         Schedule 3    Schedule 4
---------------------- ----------- ---------------- --------------- ------------
First $1 billion        0.2500%       0.2700%           0.3500%        0.2300%
Next $1 billion         0.2070%       0.2270%           0.3070%        0.1870%
Next $3 billion         0.1660%       0.1860%           0.2660%        0.1460%
Next $5 billion         0.1490%       0.1690%           0.2490%        0.1290%
Next $15 billion        0.1380%       0.1580%           0.2380%        0.1180%
Next $25 billion        0.1375%       0.1575%           0.2375%        0.1175%
Thereafter              0.1370%       0.1570%           0.2370%        0.1170%
====================== =========== ================ =============== ============

BOND FUNDS

================= ========================================================================
                                             Rate Schedules
Category Assets   Schedule 1  Schedule 2  Schedule 3  Schedule 4  Schedule 5   Schedule 6
----------------- ----------- ----------- ----------- ----------- ----------- ------------
First $1 billion   0.2800%     0.3100%     0.3600%     0.6100%     0.4100%       0.6600%
Next $1 billion    0.2280%     0.2580%     0.3080%     0.5580%     0.3580%       0.6080%
Next $3 billion    0.1980%     0.2280%     0.2780%     0.5280%     0.3280%       0.5780%
Next $5 billion    0.1780%     0.2080%     0.2580%     0.5080%     0.3080%       0.5580%
Next $15 billion   0.1650%     0.1950%     0.2450%     0.4950%     0.2950%       0.5450%
Next $25 billion   0.1630%     0.1930%     0.2430%     0.4930%     0.2930%       0.5430%
Thereafter         0.1625%     0.1925%     0.2425%     0.4925%     0.2925%       0.5425%
================= =========== =========== =========== =========== =========== ============

EQUITY FUNDS

========================== ===============================================
                                           Rate Schedules
Category Assets                  Schedule 1              Schedule 2
-------------------------- ----------------------- -----------------------
First $1 billion                  0.5200%                 0.7200%
Next $5 billion                   0.4600%                 0.6600%
Next $15 billion                  0.4160%                 0.6160%
Next $25 billion                  0.3690%                 0.5690%
Next $50 billion                  0.3420%                 0.5420%
Next $150 billion                 0.3390%                 0.5390%
Thereafter                        0.3380%                 0.5380%
========================== ======================= =======================

                                                                        Page A-1

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS    SCHEDULE B: INVESTMENT CATEGORY ASSIGNMENTS
-------------------------------------------------------------------------------------------------------

                                   Schedule B

                         Investment Category Assignments

AMERICAN CENTURY CALIFORNIA
  TAX-FREE AND MUNICIPAL FUNDS
=========================================== ================== =================
Series                                           Category       Applicable Fee
                                                                Schedule Number
------------------------------------------- ------------------ -----------------
California Tax-Free Money Market Fund       Money Market Funds        2
California Limited-Term Tax-Free Fund       Bond Funds                1
California Intermediate-Term Tax-Free Fund  Bond Funds                1
California Long-Term Tax-Free Fund          Bond Funds                1
California High-Yield Municipal Fund        Bond Funds                2
=========================================== ================== =================

                                                                        Page B-1

AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS   SCHEDULE C: COMPLEX FEE SCHEDULES
--------------------------------------------------------------------------------------------

                                   Schedule C

                              Complex Fee Schedules

===================== =========================================================
                                           Rate Schedules
Complex Assets          Advisor Class    Institutional Class  All Other Classes
--------------------- ---------------- --------------------- ------------------
First $2.5 billion         0.0600%             0.1100%             0.3100%
Next $7.5 billion          0.0500%             0.1000%             0.3000%
Next $15.0 billion         0.0485%             0.0985%             0.2985%
Next $25.0 billion         0.0470%             0.0970%             0.2970%
Next $25.0 billion         0.0370%             0.0870%             0.2870%
Next $25.0 billion         0.0300%             0.0800%             0.2800%
Next $25.0 billion         0.0200%             0.0700%             0.2700%
Next $25.0 billion         0.0150%             0.0650%             0.2650%
Next $25.0 billion         0.0100%             0.0600%             0.2600%
Next $25.0 billion         0.0050%             0.0550%             0.2550%
Thereafter                 0.0000%             0.0500%             0.2500%
===================== ================ ===================== ==================

============================================ ======== ========= ======== ====== ===== ====== =====
                       Series                Investor Institu-   Advisor    A     B      C     R
                                               Class   tional     Class   Class Class  Class Class
                                                       Class
-------------------------------------------- -------- --------- -------- ------ ----- ------ -----
>>California High-Yield Municipal Fund          Yes      No        No      Yes   Yes    Yes    No
>>California Tax Free Money Market Fund         Yes      No        No      No     No    No     No
>>California Intermediate-Term Tax-Free Fund    Yes      No        No      No     No    No     No
>>California Long-Term Tax-Free Fund            Yes      No        No      No     No    No     No
>>California Limited-Term Tax-Free Fund         Yes      No        No      No     No    No     No
============================================ ======== ========= ======== ====== ===== ====== =====

                                                                        Page C-1